
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
FINANCIAL STATEMENTS FOR THE QUARTER ENDED SEPTEMBER 30, 1994 AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                              9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               SEP-30-1994
<CASH>                                       3,008,711
<SECURITIES>                                90,155,840<F1>
<RECEIVABLES>                                  704,864
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             3,399,654<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              97,269,069
<CURRENT-LIABILITIES>                           12,689
<BONDS>                                              0
<COMMON>                                    97,256,380<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                97,269,069
<SALES>                                              0
<TOTAL-REVENUES>                             5,598,339<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,500,896<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              4,097,443
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          4,097,443
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 4,097,443
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Participating Insured Mortgages (PIMs") $59,962,668
Mortgage Backed Securities ("MBS")           30,193,172
<F2>prepaid acquisition fees and expenses of $2,653,201;
net of accumulated amortization of $3,467,307 and prepaid participation servicing fees of $746,453 net of accumulated amortization of $1,653,546.
<F3>Equity of general partners $(145,385), limited partners of $97,401,765
<F4>Interest income on mortgages and cash.
<F5>Includes $718,876 of amortization of prepaid fees and expenses.
<F6>Net income allocated $122,923 to the General Partners and $3,974,520 to the
Limited Partners. Average net income per unit of Limited Partners interest is $.53 on 7,500,099 units outstanding.

